Exhibit 99.2

Revolution Lighting Technologies (RVLT) Provides Preliminary Revenue Estimates for its Fourth Quarter, Full Year 2018 and Preliminary Guidance for 2019

Company implements action plan to streamline operations, reduce operating costs, improve cash flow and reduce overall debt, and will record restructuring and goodwill impairment charges.

STAMFORD, Conn., March 27, 2019 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, today provided its preliminary estimate of revenue for the fourth quarter and full year 2018 and announced it will recognize restructuring charges and an impairment of goodwill for the fourth quarter of 2018.

The Company estimates that its revenue was approximately $29 million for the fiscal quarter ended December 31, 2018 and approximately $132 million for the full year 2018. This compares to the guidance provided on October 17, 2018 of $140-$145 million for the full year 2018. The current estimates do not reflect any adjustments that may be required as a result of the Company’s ongoing Audit Committee review of the accuracy of the Company’s previously filed financial statements, which may lead to a restatement of those financial statements, as previously disclosed, and may have a material effect on the revenue estimates above. As a result of the information obtained in connection with the ongoing Audit Committee review the Audit Committee has concluded the Company’s consolidated financial statements as of and for June 30, 2018, as well as for several prior fiscal periods, should no longer be relied upon. The Company has not completed its financial statements for the fourth quarter or the fiscal year 2018, and neither those financial statements nor the amounts estimated above have been audited. The Company intends to issue final results for the quarter and full year 2018 as soon as practicable after the Audit Committee review has been completed.

As of December 31, 2018, the Company had aggregate debt of approximately $66.5 million. The Company’s aggregate debt as of March 25, 2019 was approximately $68.2 million including approximately $46.6 million in aggregate principal and interest under loans from Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, and his affiliate, Aston Capital, LLC. From December 31, 2018 through March 25, 2019 debt to Mr. LaPenta and his affiliates grew by $6.1 million and the balance owed under the Company’s revolving credit facility and other debt was reduced by $4.4 million.

Restructuring Charges and Goodwill Impairment

During the fourth quarter of 2018, the Company began a restructuring of its business operations, in which it is reducing and consolidating warehouse space, eliminating redundant functions and inefficient sales channels, and reducing inventory by eliminating certain product lines. The restructuring is intended to result in higher margins, lower operating costs and overall stronger financial performance in the future. The Company’s overall objective is to significantly improve cash flow and reduce overall debt. The Company will record primarily non-cash charges for the fourth quarter of 2018 related to the restructuring, which it estimates will be approximately $26 million.

In addition, due to the poor performance of the Company’s common stock price, the Company is required under generally accepted accounting principles to reduce its book value to align with the Company’s market capitalization. As a result, the Company expects to record an adjustment to the carrying value of its goodwill of approximately $26 million.

Looking Forward

“2018 was an extremely difficult year as we faced a number of regulatory and business issues that we have previously disclosed and which we hope to resolve satisfactorily. However, I am confident that the actions that we are taking will significantly improve our Company, our operations and our business prospects,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies.

Commencing in 2019 the Company will focus on delivering comprehensive LED lighting solutions and other energy efficient related services in new construction and retrofit-type projects. Through the ongoing restructuring process the Company intends to aggressively pursue new reliable larger national accounts and to continue to provide top flight service to its core customer base.

The Company estimates that, as of the beginning of March, its backlog approximated $47 million. As a result of the restructuring efforts, the Company expects to reduce overall annual selling and administrative costs by approximately $10 million (excluding costs associated with the restructuring efforts and charges relating to the Company’s ongoing SEC investigation and Audit Committee review) by the end of 2019.

The Company’s preliminary revenue estimate for 2019 is in the range of $125-$130 million. The revenue estimate reflects expected growth in our multifamily operation as we add new customers from senior living, student housing and other multifamily housing related opportunities.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source/TNT, Tri-State LED and Revolution Lighting Multi-family to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets its products and services to large national customers as well as to energy savings companies and other regional accounts. Revolution Lighting Technologies trades on the Nasdaq Capital Market under the ticker RVLT. For more information, please visit www.rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to the possible impact of the Audit Committee’s review on the Company’s previously reported financial statements, the Company’s estimated revenue and estimated future revenue, the charges relating to the restructuring and the Company’s goodwill. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise in the process of completing the Audit Committee’s review or in a review or audit of any revised financial statements that would require the Company to make additional or different adjustments, the time, effort and expense required to complete any restatement of the Company’s financial statements, the timing and cost of the restructuring, the Company’s ability to achieve its expectations as to future sales and to sell its backlog of orders, the Company’s ability to successfully implement and manage the restructuring and the other risks described more fully in the Company’s filings with the Securities and Exchange Commission. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

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